Exhibit 99.1

MEDIA ALERT

Contact: Jami Zimmerman, Champion Management
972.930.9933; jzimmerman@championmgt.com

 Pie Five Notifies Customers Of Payment Card Security Incident
Notice of Data Breach

DALLAS (April 5, 2019) – Pie Five Pizza recently became aware of a security incident that could affect the payment card information of some customers who made purchases at certain Pie Five Pizza locations in late 2018. It is important to note that no sensitive personal information, such as social security number or personally identifying information, was affected in this incident.  As a precaution, we are providing this notice to make potentially affected customers aware of the incident and provide information on steps they can take to help protect themselves. We take the security of our customers’ information very seriously and deeply regret any inconvenience or concern this may cause.

What Happened?
Pie Five Pizza was recently alerted to a potential security incident. Based upon an extensive forensic investigation, it appears that an unauthorized individual was able to gain access to and install malicious software designed to capture payment card information on some of our payment processing systems at a limited number of our locations. Although we do not store payment card information on our systems, based on the forensic investigation, it appears that the malicious software was able to capture card information data in real time as card information was being entered into our systems. To find out if your Pie Five location was impacted, please visit www.piefivepizza.com/paymentcardsecurity for a list of affected locations. Please note that this incident did not affect any purchases made on www.piefivepizza.com.

What Information Was Involved?
Based on our investigation to date, we believe the malicious software could have affected payment card data – including name, payment card account number, card expiration date, and card verification code – of some customers who used a payment card at affected Pie Five locations. The incident did not affect Social Security numbers, customer addresses, or any other sensitive personal information. Although not all transactions were affected, the forensic investigation has indicated that this incident may have impacted certain individuals who made payment card purchases between September 6, 2018, and December 2, 2018, however the exact dates vary from location to location. Please visit www.piefivepizza.com/paymentcardsecurity for a listing of the affected locations, the dates each location had affected transactions, and additional information on steps consumers can take to help protect themselves.

What We Are Doing?
We take the security of our customers’ information very seriously and, once we learned of this incident, we took immediate action including initiating an internal review, engaging independent forensic experts to assist us in the investigation and remediation of our systems and alerting law enforcement. While we are continuing to review and enhance our security measures moving forward to help prevent a future incident, we can confirm that this issue has been resolved and is no longer affecting transactions.

What You Can Do?
In order to help protect themselves, customers may wish to review credit and debit card account statements as soon as possible in order to determine if there are any discrepancies or unusual activity listed. We urge customers to remain vigilant and continue to monitor statements for unusual activity going forward. If they see anything they do not understand or that looks suspicious, or if they suspect that any fraudulent transactions have taken place, customers should immediately notify the issuer of the credit or debit card. In instances of payment card fraud, it is important to note that cardholders are typically not responsible for any fraudulent activity that is reported in a timely fashion.

Although this incident did not include Social Security numbers, addresses, or other sensitive personal information, as a general practice, we recommend that you carefully check your credit reports for accounts you did not open or for inquiries from creditors you did not initiate. If you see anything you do not understand, call the credit agency immediately. As an additional precaution, we are providing information and resources to help customers protect their identities. This includes an “Information About Identity Theft Protection” reference guide, available on our website at www.piefivepizza.com/paymentcardsecurity, which describes additional steps customers can take to help protect themselves, including recommendations from the Federal Trade Commission regarding identity theft protection.

For More Information
For more information about this incident, or if you have additional questions or concerns about this incident, you may contact us directly at 855-571-5867 between 8:00 a.m. to 8:00 p.m. Central time, Monday through Friday. Again, we sincerely regret any concern this event may cause you.

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